                                                                    Exhibit 2.2

                               COMSAT CORPORATION

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 18, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Betty C. Alewine, Lucy Wilson Benson and Robert G. Schwartz, and each or any of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of COMSAT Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of its shareholders to be held on June 18, 1999, and at any reconvened session thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3 and AGAINST 4.

     Your vote for the election of directors may be indicated on the reverse. Nominees are: Betty C. Alewine, Marcus C. Bennett, Lucy Wilson Benson, Edwin I. Colodny, Lawrence S. Eagleburger, Neal B. Freeman, Caleb B. Hurtt, Peter W. Likins, Larry G. Schafran, Robert G. Schwartz, Kathryn C. Turner and Guy P. Wyser-Pratte.

     THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THIS PROXY WILL NOT BE USED.

Continued and to be signed and dated on reverse side.

COMSAT CORPORATION
P.O. BOX 11141
NEW YORK, N.Y. 10203-0141
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DETACH PROXY CARD HERE


Directors recommend a vote FOR Proposals 1, 2, and 3 and AGAINST Proposal 4.

1. Approval of the Merger and the Merger Agreement.

     [_] FOR        [_] AGAINST        [_] ABSTAIN

2. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote     *EXCEPTIONS
                          listed below       for all nominees listed below
                              [_]                    [_]                        [_]

Nominees: Betty C. Alewine, Marcus C. Bennett, Lucy Wilson Benson, Edwin I. Colodny, Lawrence S. Eagleburger, Neal B. Freeman, Caleb B. Hurtt, Peter W. Likins, Larry G. Schafran, Robert G. Schwartz, Kathryn C. Turner and Guy P. Wyser-Pratte.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           -----------------------------------------------------------------
3. Appointment of Deloitte & Touche LLP as independent accountants.

          [_] FOR                 [_] AGAINST           [_]  ABSTAIN

4. Action on a shareholder proposal relating to political non-partisanship.

          [_] FOR                 [_] AGAINST           [_]  ABSTAIN

         In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any reconvened session thereof.

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

[_]   Change of Address and/or
      Comments Mark Here

[_]   If You Plan to Attend the
      Annual Meeting Mark Here

DATED             , 1999

SIGNED